Exhibit 99.1

                           Conditional Redemption of
                      Corporate Backed Trust Certificates
       General Electric Capital Services Note-Backed Series 2002-5 Trust
          Class A-1 Certificates (NYSE Listing XKY) CUSIP*: 21988G478
                   Class A-2 Certificates CUSIP*: 21988GBQ8

NEWS RELEASE - IMMEDIATE - March 29, 2007:

      U.S. Bank Trust National Association, as Trustee, under the Standard Terms for Trust Agreements dated as of April 2, 2002 (the "Trust Agreement") in respect of the Corporate Backed Trust Certificates, General Electric Capital Services Note-Backed Series 2002-5 Trust (the "Trust") with Lehman ABS Corporation, as depositor, received notice that the call warrant holder has exercised its right to purchase the assets of the Trust on April 2, 2007 (the "Redemption Date").

      THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE CALL PRICE WITH RESPECT TO SUCH EXERCISE ON THE REDEMPTION DATE. THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE REDEMPTION DATE.

      If the Trustee receives the call price by 10:00 a.m. (New York City time) on the Redemption Date, then the certificates issued by the Trust (the "Certificates") will be redeemed in full on the Redemption Date at a price of $25 principal plus $0.193611111 accrued interest per Class A-1 Certificate and $86.227222265 interest per $1,000 stated notional amount Class A-2 Certificate (the "Call Price"). The Class A-2 Certificates are interest-only certificates and will not receive payment of principal. No interest will accrue on the Certificates after the Redemption Date. If the Trustee does not receive the Call Price, then (i) the Certificates issued by the Trust will continue to accrue interest as if no exercise notice had been given and (ii) the call warrant holder may elect to deliver a conditional notice of exercise in the future.

      This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust. For more information about this conditional redemption, please contact David J. Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.



*U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in this notice. It is included solely for the convenience of the certificateholders.


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